EXHIBIT 21

LIST OF SUBSIDIARIES OF CHIRON CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Cetus Generic Corporation	Delaware, USA
Chiron Partners, Inc.	California, USA
Chiron Alpha Corporation	California, USA
Chiron/Cephalon JV (50%)	Delaware, USA
Chiron Properties, Inc.	California, USA
Chiron Delta Corporation	Delaware, USA
Chiron Investment Corporation	Nevada, USA
Chiron Mimotopes U.S.	California, USA
Chiron Redevelopment Corporation	Missouri, USA
Chiron Foreign Sales Corporation	U.S. Virgin Islands
Biocent Insurance Company, Inc.	Hawaii, USA
Chiron AB	Sweden
Chiron Behring Vaccines Private Limited (51%)	India
Chiron Technologies Pty. Ltd.	Australia
Chiron B-1 Limited (formerly known as “Chiron IL-2 Technology (Bermuda) Ltd.”, name changed effective 12/6/01)(1)	Bermuda
Chiron Overseas Holding Co.	Nevada, USA
Sagres Discovery, Inc.	Delaware, USA
MemRex Corporation	Delaware, USA
Prion Solutions, Inc.	California, USA
Chiron B-2 Limited (1)	Bermuda
Chiron Blood Testing (Bermuda) Ltd.	Bermuda
Chiron Vaccines LLC	Delaware, USA
Chiron B.V.	The Netherlands
Chiron Blood Testing B.V.	The Netherlands
AlgoRx Pharmaceuticals Inc. US (13%)	Delaware, USA
Bavarian Nordic AS (6%)	Denmark
Chiron Canada ULC/Chiron Canada SRI	Canada
Chiron Blood Testing SAS	France
Chiron Limited	Hong Kong
Chiron Vaccines Holding Limited	United Kingdom
PowderJect Pharmaceuticals Limited	United Kingdom
PowderJect Pharmaceuticals Employees Share Scheme Trustees Ltd.	Jersey
Chiron Vaccines Limited	United Kingdom

(1)  Chiron B-1 Limited and Chiron B-2 Limited entered into a partnership called Chiron Blood Testing (Bermuda) Ltd. on 12/18/2002; Chiron B-1 holds an 85% partnership interest, and Chiron B-2 holds a 15% partnership interest. Together, the 2 entities jointly own Chiron Blood Testing (Bermuda) Ltd. and the subsidiaries listed thereunder.

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Chiron Vaccines Australia Pty Ltd	Australia
EPS Vaccines Limited	United Kingdom
PowderChek Diagnostics Inc.	Delaware, USA
Chiron Healthcare Ireland Limited dba “Chiron Ireland”	Ireland
Chiron Blood Testing Pty Ltd	Australia
PathoGenesis Portugal –Produtos Farmacêuticos, Sociedade Unipessoal Lda.	Portugal
Chiron Iberia S.L.	Spain
Appold Consultadoria E Serviços Lda	Portugal
Chiron Blood Testing, S.De R.L. de C. V. [Appold-Consultadoria E Servicos (Sociedade Unipessoal), LDA- 75%;Chiron B.V. – 25%]	Mexico
Chiron Holding LLC (Formerly known as “Chiron LLC”)	Delaware
Chiron Hungary Üzleti Szolgáltató Korlátolt Felelősségű Társaság (aka Chiron Hungary Kft.) or Chiron Hungary Business Services Limited Liability Company (aka Chiron Hungary Ltd)(2)	Hungary
Chiron Vaccines Holding Srl (3)	Italy
Chiron Srl	Italy
Istituto Vaccinogeno Pozzi Srl	Italy
Chiron Funding LLC (0.01%)	Delaware, USA
Chiron Panacea Vaccines Private Limited (50%)	India
Chiron Corp. s.r.o. [75%; Chiron Vaccines International & Co KG, 25%]	Czech Republic
Chiron Vacccines International Srl & Co KG	Germany
31 Corsa Verwaltungsgesellschaft mbH	Germany
Chiron Behring Verwaltungsgesellschaft mbH	Germany
Chiron Behring GmbH & Co KG(4)	Germany
Chiron GmbH	Germany
Chiron Biotecnologia Limitada Brazil(5)	Brazil
Rocamadour – Consultadoria e Servicos, Lda (this is an LLC)	Portugal
Chiron Investment Company Spain, Srl (ETVE)	Spain
Chiron Corporation Limited	United Kingdom
Chiron Italia S.r.l	Italy
Chiron France S.A.S. (formerly S.a.r.l.)	France

(2)  Appold holds a 99.4% interest and Chiron Holding LLC holds a 0.6% interest.

(3)  Appold holds a 94% interest and Chiron Holding LLC holds a 6% interest.

(4)  Chiron Redevelopment Corp & Co KG holds a 99% interest and Chiron Behring holds a 1% interest.

(5)  Members will be: Chiron Vaccines International Srl & Co. KG and Chiron Blood Testing (Bermuda) Ltd.